SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
          Date of report (Date of earliest event reported): May 7, 2003

                             The Warnaco Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

         1-10857                                          95-4032739
(Commission File Number)                       (IRS Employer Identification No.)

             90 Park Avenue
           New York, New York                               10016
(Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (212) 661-1300

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

                  As previously disclosed, on February 4, 2003, The Warnaco Group, Inc. (the "Company") emerged from its reorganization proceedings under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss.101-1330, as amended, pursuant to the Joint Plan of Reorganization of The Warnaco Group, Inc. and its Affiliated Debtors and Debtors in Possession under Chapter 11 of the Bankruptcy Code, as amended on November 8, 2002 (the "Plan").

                  In connection with its emergence from bankruptcy, the Company reflected the terms of the Plan in its consolidated financial statements by adopting the fresh start accounting provisions of the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Under fresh start accounting, a new reporting entity is deemed to be created and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values. For accounting purposes, the fresh start adjustments have been recorded in the Company's consolidated balance sheet as of February 4, 2003.

                  In May 2003, the Company's independent auditors rendered their opinion with respect to the Company's consolidated balance sheet as of February 4, 2003. The independent auditors' report and related consolidated balance sheet are attached hereto as Exhibit 99.1.

                  The consolidated balance sheet, as well as other statements made by the Company, may contain forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect, when made, the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the sufficiency of the Company's credit facilities, the ability of the Company to satisfy the conditions and requirements of its credit facilities, the effect of national, international and regional economic conditions, the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, customer acceptance of both new designs and newly introduced product lines, financial difficulties encountered by customers, the ability of the Company to attract, motivate and retain key executives and employees, and the ability of the Company to attract and retain customers. All statements other than statements of historical facts included in the consolidated balance sheet are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements may contain the words "believe", "anticipate", "expect", "estimate", "project", "will be", "will continue", "will likely result" or other similar words and phrases. Forward-looking statements and the Company's plans and expectations are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, and the Company's business in general is subject to certain risks that could affect the value of the Company's stock.

Item 7.           Financial Statements, Pro Forma Financial
                  Information and Exhibits.

         (c)      Exhibits

                  Exhibit No.    Description

                  99.1 Independent Auditors' Report and Related Consolidated Balance Sheet

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE WARNACO GROUP, INC.

Date: May 7, 2003                  By:   /s/ James P. Fogarty
                                         ------------------------------------
                                         Name:  James P. Fogarty
                                         Title: Senior Vice President-Finance
                                                and Chief Financial Officer

                                  EXHIBIT INDEX

        Exhibit No.          Document

           99.1 Independent Auditors' Report and Related Consolidated Balance Sheet

                                                                    EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of THE WARNACO GROUP, INC.

    We have audited the accompanying consolidated balance sheet of The Warnaco Group, Inc. and its subsidiaries (the "Company") as of February 4, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

    As discussed in Note 1 to the financial statement, on January 16, 2003, the Bankruptcy Court entered an order confirming the Company's plan of reorganization which became effective on February 4, 2003. Accordingly the accompanying financial statement has been prepared in conformity with AICPA Statement of Position 90-7 "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code," for The Warnaco Group, Inc. as a new entity with assets, liabilities and a capital structure having carrying values not comparable with prior periods as described in Note 2.

    In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of The Warnaco Group, Inc. and its subsidiaries as of February 4, 2003 in conformity with accounting principles generally accepted in the United States of America.





DELOITTE & TOUCHE LLP
New York, New York

May 5, 2003

                            THE WARNACO GROUP, INC.
                          Consolidated Balance Sheet
                               February 4, 2003
                     (In thousands, excluding share data)


                                              ASSETS
             Current assets:
                Cash                                                                                $ 20,706
                Restricted cash                                                                        6,200
                Accounts receivable                                                                  213,048
                Inventories                                                                          348,033
                Prepaid expenses and other current assets                                             30,890
                Assets held for sale                                                                   1,485
                Deferred income taxes                                                                  7,399
                                                                                           ------------------
                    Total current assets                                                             627,761
                                                                                           ------------------

             Property, plant and equipment                                                           129,357

             Other assets:
                Licenses, trademarks and other intangible assets                                     364,700
                Deferred financing costs                                                               5,286
                Other assets                                                                           2,703
                Reorganization value in excess of fair value of net assets                            34,142
                                                                                           ------------------
                    Total other assets                                                               406,831
                                                                                           ------------------
                                                                                                 $ 1,163,949
                                                                                           ==================

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
             Current liabilities:
                Current portion of long-term debt                                                    $ 5,050
                Revolving credit facility                                                             39,200
                Accounts payable                                                                     122,376
                Accrued liabilities                                                                  105,302
                Accrued income taxes payable                                                          28,140
                                                                                           ------------------
                    Total current liabilities                                                        300,068
                                                                                           ------------------
             Long-term debt:
                Second Lien Notes                                                                    200,942
                Capital lease obligations                                                              1,260
             Deferred income taxes                                                                    86,975
             Other long-term liabilities                                                              71,156
             Commitments and contingencies

             Stockholders' equity:
                Preferred stock, $0.01 par value, 20,000,000 shares authorized
                  Series A preferred stock, $0.01 par value, 112,500 shares authorized                     -
                Common stock, $0.01 par value, 112,500,000 shares
                  authorized; 45,000,000 shares issued and outstanding                                   450
                Additional paid-in capital                                                           503,098
                                                                                           ------------------
                  Total stockholders' equity                                                         503,548
                                                                                           ------------------
                                                                                                 $ 1,163,949
                                                                                           ==================


                    See Notes to Consolidated Balance Sheet.

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

Note 1 - Nature of Operations and Basis of Presentation

         Organization: The Warnaco Group, Inc. (the "Predecessor") was incorporated in Delaware on March 14, 1986 and, on May 10, 1986, acquired substantially all of the outstanding shares of Warnaco Inc. ("Warnaco"). Warnaco is the principal operating subsidiary. The Predecessor and Warnaco were reorganized under Chapter 11 of the Bankruptcy Code effective February 4, 2003.

         Nature of Operations: The Warnaco Group, Inc. and its subsidiaries (collectively, the "Company") design, manufacture, source and market a broad line of (i) intimate apparel (including bras, panties, sleepwear, loungewear, shapewear and daywear for women and underwear and sleepwear for men); (ii) sportswear for men, women and juniors (including jeanswear, khakis, knit and woven shirts, tops and outerwear); and (iii) swimwear for men, women, juniors and children (including swim accessories and fitness and active apparel). The Company's products are sold under a number of internationally known owned and licensed brand names. The Company offers a diversified portfolio of brands across multiple distribution channels to a wide range of customers. The Company distributes its products worldwide to wholesale customers through a variety of channels, including department and specialty stores, independent retailers, chain stores, membership clubs and mass merchandisers. The Company also sells its products directly to consumers through 76 retail stores, including 45 Company-operated Speedo Authentic Fitness full price retail stores in North America, two Warnaco outlet retail stores in Canada, five Calvin Klein underwear full price retail stores in Europe, 11 Calvin Klein underwear full price retail stores in Asia and 13 Warnaco outlet retail stores in Europe.

         Basis of Consolidation and Presentation: The accompanying consolidated balance sheet includes the accounts of the Company at February 4, 2003 (the "Emergence Date"). All inter-company accounts and transactions are eliminated in consolidation.

         Upon emergence from bankruptcy, the Company implemented fresh start reporting under the provisions of the American Institute of Certified Public Accountants Statement of Position No. 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code ("SOP 90-7"). Under the provisions of SOP 90-7, the reorganization value of the Company of $750,000 was allocated to the fair value of the Company's assets, the Company's accumulated deficit was eliminated and the Company's existing Class A Common Stock, par value $0.01 per share (the "Old Common Stock") was cancelled. In addition, approximately $2,499,385 of the Company's outstanding pre-petition debt and liabilities was discharged.

         Chapter 11 Cases: On June 11, 2001 (the "Petition Date"), the Predecessor and certain of its subsidiaries (each a "Debtor" and, collectively, the "Debtors") each filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (collectively the "Chapter 11 Cases"). The Predecessor, 36 of its 37 U.S. subsidiaries and one of the Company's Canadian subsidiaries, Warnaco of Canada Company were Debtors in the Chapter 11 Cases. The remainder of the Company's foreign subsidiaries were not debtors in the Chapter 11 Cases, nor were they subject to foreign bankruptcy or insolvency proceedings.

         On January 16, 2003, the Bankruptcy Court entered its (i) Findings of Fact to and Conclusions of Law Re: Order and Judgment Confirming The First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of Title 11 of the United States Code, dated November 8, 2002, and (ii) an Order and Judgment Confirming The First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of Title 11 of the United States Code, dated November 8, 2002 (the "Plan"), and Granting Related Relief (the "Confirmation Order").

         In accordance with the provisions of the Plan and the Confirmation Order, the Plan became effective on the Emergence Date and the Company entered into the $275,000 Senior Secured Revolving Credit Facility (the "Exit

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)


Financing Facility"). The Exit Financing Facility provides for a four-year, non-amortizing revolving credit facility. See Note 12. In accordance with the Plan, on the Emergence Date, the Company issued $200,942 of New Warnaco Second Lien Notes due 2008 (the "Second Lien Notes") to certain pre-petition creditors and others in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 1145(a) of the Bankruptcy Code. See Note 12.

         Set forth below is a summary of certain material provisions of the Plan. Among other things, as described below, the Plan resulted in the cancellation of the Old Common Stock, issued prior to the Petition Date. The holders of Old Common Stock did not receive any distribution on account of the Old Common Stock under the Plan. The Company, as reorganized under the Plan, issued 45,000,000 shares of common stock, par value $0.01 per share (the "New Common Stock"), which was distributed to pre-petition creditors as specified below. In addition, 5,000,000 shares of New Common Stock of the Company were reserved for issuance pursuant to management incentive stock grants. On March 12, 2003, subject to approval by the stockholders of the Company's proposed 2003 Management Incentive Plan, the Company authorized the grant of 750,000 shares of restricted stock and options to purchase 3,000,000 shares of New Common Stock at the fair market value on the date of grant. The Plan also provided for the issuance by the Company of the Second Lien Notes in the principal amount of $200,942 to pre-petition creditors and others as specified below, secured by a second priority security interest in substantially all of the Debtors' domestic assets and guaranteed by the Company and its domestic subsidiaries.

         The following is a summary of distributions pursuant to the Plan:

(a) the Old Common Stock, including all stock options and restricted shares, was extinguished and holders of the Old Common Stock received no distribution on account of the Old Common Stock;

(b) general unsecured claimants received approximately 2.55% (1,147,050 shares) of the New Common Stock, which the Company distributed in April 2003;

(c) the Company's pre-petition secured lenders received their pro-rata share of approximately $106,112 in cash, Second Lien Notes in the principal amount of $200,000 and approximately 96.26% of the New Common Stock (43,318,350 shares);

(d) holders of claims arising from or related to certain preferred securities received approximately 0.60% of the New Common Stock (268,200 shares);

(e) pursuant to the terms of his employment agreement, as modified by the Plan, Antonio C. Alvarez II, then President and Chief Executive Officer of the Company, received an incentive bonus consisting of approximately $1,950 in cash, Second Lien Notes in the principal amount of approximately $942 and approximately 0.59% of the New Common Stock (266,400 shares); and

(f) in addition to the foregoing, allowed administrative and certain priority claims were paid in full in cash.

Note 2 - Significant Accounting Policies

         Use of Estimates: The Company uses estimates and assumptions in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These estimates and assumptions also affect the reported amounts of revenues and expenses. Actual results could materially differ from these estimates. The estimates the Company makes are based upon historical factors, current circumstances and the experience and judgment of the Company's management. The Company evaluates its assumptions and estimates on an ongoing basis and may employ outside experts to assist in the Company' evaluations. The Company believes that the use of estimates affects the application of all of the Company's accounting policies and procedures.

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

         Revenue Recognition: The Company recognizes revenue when goods are shipped to customers and title and risk of loss has passed to the customers, net of reserves for returns and other discounts. The Company recognizes revenue from its retail stores when goods are sold to customers.

         Accounts Receivable: The Company maintains reserves for estimated amounts that the Company does not expect to collect from its trade customers. Accounts receivable reserves include amounts the Company expects its customers to deduct for trade discounts, other promotional activity, amounts for accounts that go out of business or seek the protection of the Bankruptcy Code and amounts related to charges in dispute with customers. The Company's estimate of the allowance amounts that are necessary includes amounts for specific deductions the Company has authorized and an amount for other estimated losses. The provision for accounts receivable allowances is affected by general economic conditions, the financial condition of the Company's customers, the inventory position of the Company's customers, sell-through of the Company's products by these customers and many other factors most of which are not controlled by the Company or its management. As of February 4, 2003, the Company had approximately $281,917 of open trade invoices and other receivables and $10,836 of outstanding debit memos. Based upon the Company's analysis of estimated recoveries and collections associated with the related invoices and debit memos, the Company had $79,705 of accounts receivable reserves at February 4, 2003. The net accounts receivable balance of $213,048 is estimated to be the fair value of the Company's accounts receivable at February 4, 2003. The determination of accounts receivable reserves is subject to significant levels of judgment and estimation by the Company's management. If circumstances change or economic conditions deteriorate, the Company may need to increase the reserve significantly. The Company has purchased credit insurance to help mitigate the potential losses it may incur from the bankruptcy, reorganization or liquidation of some of its customers.

         Inventories: The Company values its inventories at the lower of cost, determined on a first-in, first-out basis, or market. The Company evaluates its inventories to determine excess units or slow-moving styles based upon quantities on hand, orders in house and expected future orders. For those items for which the Company believes it has an excess supply or for styles or colors that are obsolete, the Company estimates the net amount that the Company expects to realize from the sale of such items. The Company's objective is to recognize projected inventory losses at the time the loss is evident rather than when the goods are ultimately sold. At February 4, 2003, the Company had identified inventory with a carrying value of approximately $57,200 as potentially excess and/or obsolete. Based upon the estimated recoveries related to such inventory, as of February 4, 2003, the Company had approximately $32,800 of inventory reserves for excess, obsolete and other inventory adjustments. The Company believes that the carrying value of its inventory, net of the reserves noted, is equal to its fair value at the Emergence Date.

         Long-lived assets: Property, plant and equipment are recorded in the consolidated balance sheet at their fair values based upon the appraised values of such assets. See Notes 3 and 4. The Company will review its long-lived assets for possible impairment when events or circumstances indicate that the carrying value of the assets may not be recoverable. Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. In addition, depreciation and amortization expense is affected by the Company's determination of the estimated useful lives of the related assets. The estimated remaining useful lives of the Company's fixed assets and finite lived intangible assets are based upon the remaining useful lives as determined by the independent third party appraisers.

         Income Taxes: Deferred income taxes are determined using the liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. A valuation allowance is provided when the Company determines that it is more likely than not that a portion of the deferred tax asset balance will not be realized.

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

         Pension Plan: The Company has a defined benefit pension plan (the "Pension Plan") covering substantially all full time non-union domestic employees and certain domestic employees covered by a collective bargaining agreement. The determination of the total liability attributable to benefits owed to participants covered by the Pension Plan are determined by the Pension Plan's third party actuary using assumptions provided by the Company. The assumptions used can have a significant effect on the amount of pension expense and pension liability recorded by the Company. The Pension Plan actuary also determines the annual cash contribution to the Pension Plan using the assumptions defined by the Pension Benefit Guaranty Corporation. The Pension Plan was under-funded as of February 4, 2003. The Pension Plan and the Company's plan of reorganization contemplate that the Company will continue to fully fund its minimum required contributions and any other premiums due under ERISA and the Internal Revenue Code. Effective January 1, 2003, the Pension Plan was amended and, as a result, no future benefits will accrue to participants of the Pension Plan. The Company has recorded a Pension Plan liability equal to the amount that the present value of accumulated benefit obligations (discounted using an interest rate of approximately 5.3%) exceeded the fair value of Pension Plan assets at February 4, 2003, as determined by the Pension Plan trustee. The Company's cash contributions to the Pension Plan for fiscal 2003 will be approximately $9,320 and will be approximately $45,576 over the next five years. The amount of estimated cash contributions the Company will be required to make to the Pension Plan could increase or decrease depending on the actual return earned by the assets of the Pension Plan compared to the estimated rate of return on Pension Plan assets. The accrued long-term Pension Plan liability and accruals for other post retirement benefits are classified as other long-term liabilities in the consolidated balance sheet at February 4, 2003. Contributions to the Pension Plan to be paid in the current year are classified with accrued liabilities. See Note 8.

         Translation of Foreign Currencies: Assets and liabilities of the Company's foreign operations are recorded at current rates of exchange at February 4, 2003.

         Marketable Securities: Marketable securities are stated at fair value based on quoted market prices. Marketable securities are classified as available-for-sale.

         Assets held for sale: The Company classifies assets to be sold as assets held for sale. Assets held for sale are reported at the estimated fair value less selling costs. Assets held for sale at February 4, 2003 include certain property and equipment of closed facilities identified for disposition.

         Property, Plant and Equipment: Property, plant and equipment are stated at preliminary estimated fair values based upon an independent third party appraisal of such assets. The estimated useful lives of such assets based upon the work of the independent third party appraiser are summarized below:


Buildings...................................................      20-40 years

Building improvements.......................................       2-20 years

Machinery and equipment.....................................       3-10 years

Furniture and fixtures......................................       7-10 years

Computer hardware...........................................        3-5 years

Computer software...........................................        3-7 years

         Computer Software Costs: Internal and external costs incurred in developing or obtaining computer software for internal use are capitalized in property, plant and equipment in accordance with SOP 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and related guidance and are amortized on a straight-line basis, over the estimated useful life of the software (three to seven years). General and administrative costs related to developing or obtaining such software are expensed as incurred.

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

         Intangible Assets: Intangible assets primarily consist of licenses and trademarks. The fair value of such licenses and trademarks owned by the Company are based upon the appraised values of such assets as determined by an independent third party appraiser and the Company. Identifiable intangible assets with finite lives will be amortized on a straight-line basis over the estimated useful lives of the asset. See Note 11.

         Reorganization value in excess of fair value of net assets:
Reorganization value in excess of the fair value of net assets represents the amount by which the Company's reorganization value exceeds the fair value of its tangible assets, identified intangible assets minus its liabilities as of February 4, 2003 allocated in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations ("SFAS 141").

         Deferred financing costs: Deferred financing costs represent legal, other professional and bank underwriting fees incurred related to the Company's Exit Financing Facility and Second Lien Notes. Such fees will be amortized over the life of the related debt, using the interest method. Amortization expense will be included in interest expense.

         Other assets: Other assets include certain barter credits and long-term rent receivable related to certain subleases. Barter assets are recognized when realized, deferred rent charges are recognized over the life of the related lease.

         Financial Instruments: The Company has not used derivative financial instruments for speculation or for trading purposes since the Petition Date. The Company had no hedging financial instruments outstanding at the Emergence Date.

         A number of major international financial institutions are counterparties to the Company's outstanding letters of credit. The Company monitors its positions with, and the credit quality of, these counterparty financial institutions and does not anticipate non-performance of these counterparties. Management believes that the Company would not suffer a material loss in the event of nonperformance by these counterparties.

         Start-Up Costs: Pre-operating costs relating to the start-up of new manufacturing facilities, product lines and businesses are expensed as incurred.

         Other liabilities: Other long-term liabilities include long-term accrued pension and post retirement benefit obligations.

         Recent accounting pronouncements: The FASB has issued SFAS No. 148, Accounting for Stock Based Compensation, Transition and Disclosure ("SFAS 148"). SFAS 148 amends SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure requirements of SFAS 148.

         In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). This interpretation requires certain disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of FIN 45 are effective for interim and annual periods beginning after December 15, 2002. The initial recognition and initial measurement requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002. The Company does not believe that the adoption of FIN 45 will have a material effect on the Company's consolidated financial statements.

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

         In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. It requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. It also requires certain disclosures by the primary beneficiary of a variable interest entity and by an enterprise that holds significant variable interests in a variable interest entity where the enterprise is not the primary beneficiary. FIN 46 is effective for variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date, and effective for the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. FIN 46 requires an entity to disclose certain information regarding a variable interest entity, if, when the Interpretation becomes effective, it is reasonably possible that an enterprise will consolidate or have to disclose information about that variable interest entity, regardless of the date on which the variable entity interest was created. The Company currently does not have any interest in any unconsolidated entity for which variable interest entity accounting is required and therefore does not expect FIN 46 to have a material effect on the Company's consolidated financial statements.


Note 3 - Reorganization Value

         In conjunction with the preparation of the Plan, the Company engaged an independent third party appraisal and consulting firm (the "BEV Appraiser") to prepare a valuation analysis of the reorganized Company. In preparing its analysis, the BEV Appraiser received certain publicly available historical information and financial statements of the Company, reviewed and discussed with management the Company's overall business plan including longer term risks and opportunities and evaluated the Company's projections and the assumptions underlying the projections, considered the market value of publicly traded companies that are reasonably comparable to the Company, considered the purchase price paid in acquisitions of comparable companies and made such other analyses as the BEV Appraiser deemed necessary or appropriate for the purposes of the valuation. Based upon its analysis the BEV Appraiser determined that the Business Enterprise Value of the reorganized Company was between $730,000 and $770,000. Based upon the timing of the Company's emergence from bankruptcy, market conditions at the time of emergence and the net assets of the Company at the Emergence Date, the Company determined its reorganization equity value of $503,548 by subtracting the Company's debt on the Emergence Date from the mid-point ($750,000) of the BEV valuation range provided by the BEV Appraiser.

Note 4 - Fair Value of Certain Long-Term Tangible and Intangible Assets

         Considering the provisions of SFAS 141 and the nature and complexity of the Company's business, the Company determined that an independent third party appraisal of its various business units and long-term tangible and intangible assets was necessary in order to allocate the reorganization value of the Company to its various assets and liabilities. The Company engaged an independent third party appraisal and consulting firm separate from the BEV Appraiser to determine the fair value of the Company's long-term tangible assets and identifiable intangible assets (the "Asset Appraiser"). Based upon the reorganization value of the Company as determined by the BEV Appraiser, the Asset Appraiser provided detailed analysis of the Company's long-term tangible and intangible assets. See Notes 6, 10 and 11.

Note 5 - Fresh Start Accounting

         The Company's emergence from Chapter 11 proceedings on February 4, 2003 resulted in a new reporting entity and adoption of fresh start accounting as of that date, in accordance with SOP 90-7. The consolidated balance sheet as of

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

February 4, 2003 gives effect to adjustments in the carrying value of assets and liabilities to fair value in accordance with the provisions of SOP 90-7 and SFAS 141.

         The following table reflects the implementation of the Plan and the adjustments recorded to the Company's assets and liabilities to reflect the implementation of the Plan and the adjustments of such assets and liabilities to fair value at February 4, 2003, based upon the Company's reorganization value of $750,000 as included in the Plan and as approved by the Bankruptcy Court.

         Reorganization adjustments resulted primarily from the:

         (i) adjustment of property, plant and equipment carrying values to fair value;

         (ii) adjustment of the carrying value of the Company's various trademarks and license agreements to fair value;

         (iii)    forgiveness of the Company's pre-petition debt;

         (iv) issuance of New Common Stock and Second Lien Notes pursuant to the Plan;

         (v) payment of various administrative and other claims associated with the Company's emergence from Chapter 11; and

         (vi) distribution of cash of $106,112 to the Company's pre-petition secured lenders.

         These adjustments were based upon the work of the BEV Appraiser and Asset Appraiser, as well as other valuation estimates to determine the relative fair values of the Company's assets and liabilities. The table below reflects reorganization adjustments for the discharge of indebtedness, issuance of New Common Stock, issuance of Second Lien Notes, and the preliminary fresh start adjustments and the resulting fresh start consolidated balance sheet.



                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)


                                           Predecessor                                                        Reorganized
                                           February 4,     Discharge of     Issuance of       Fresh Start     February 4,
                                              2003         Indebtedness   New Securities      Adjustments        2003
                                           -----------    -------------   --------------    -------------      -----------
ASSETS
Current assets:
    Cash                                     $ 96,224      $ (75,533)(a)   $       -               $ 15 (f)     $ 20,706
    Restricted cash                             6,100                                               100 (f)        6,200
    Accounts receivable                       213,048                                                            213,048
    Inventories                               370,527                                           (22,494)(h)      348,033
    Prepaid expenses and other current assets  30,890                                                             30,890
    Assets held for sale                        1,485                                                              1,485
    Deferred income taxes                       2,972                                             4,427 (e)        7,399
                                           -----------    -----------     -----------     --------------      -----------
Current assets                                721,246        (75,533)              -            (17,952)         627,761
                                           -----------    -----------     -----------     --------------      -----------

Property, plant and equipment                 153,394                                           (24,037)(e)      129,357

Other assets:
    Licenses, trademarks and other
      intangible assets                        86,904                                           277,796 (e)      364,700
    Deferred financing costs                      859                          4,427 (d)                           5,286
    Other assets                                2,703                                                              2,703

    Reorganization value in excess of                                (a)             (c)                (e)(f)
      fair value of net assets                      -       (515,659)(b)     700,567 (d)       (150,766)(g)(h)    34,142
                                           -----------    -----------     -----------     --------------      -----------
        Total other assets                     90,466       (515,659)        704,994            127,030          406,831
                                            -----------    -----------     -----------     --------------     -----------
                                            $ 965,106     $ (591,192)      $ 704,994           $ 85,041       $1,163,949
                                           ===========    ===========     ===========     ==============      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
    Current portion of long-term debt         $ 5,050                                                            $ 5,050
    Revolving credit facility                       -         30,579 (a)       6,377 (d)          2,244 (f)       39,200
    Accounts payable                          123,235                                              (859)(f)      122,376
    Accrued liabilities                       109,530              -          (5,873)(d)          1,645 (f)(g)   105,302
    Accrued income taxes payable               28,140                                                 -           28,140
                                           -----------    -----------     -----------     --------------      -----------
        Total current liabilities             265,955         30,579             504              3,030          300,068
                                           -----------    -----------     -----------     --------------      -----------
Long-term debt:
    Second Lien Notes                               -              -         200,942 (d)              -          200,942
    Capital lease obligations                   1,260                                                              1,260
Liabilities subject to compromise           2,499,385     (2,499,385)(a)(b)        -                  -                -
Deferred income taxes                           4,964                                            82,011 (e)       86,975
Other long-term liabilities                    71,156                                                             71,156

Stockholders' equity (deficiency):
    Class A Common Stock, $0.01  par value        654           (654)(b)         450 (c)              -              450
    Additional paid-in capital                908,939       (908,939)(b)     503,098 (c)              -          503,098
    Accumulated other comprehensive loss      (92,671)        92,671 (b)           -                  -                -
    Deficit                                (2,380,615)     2,380,615 (b)           -                  -                -
    Treasury stock, at cost                  (313,889)       313,889 (b)           -                  -                -
    Unearned stock compensation                   (32)            32 (b)           -                  -                -
                                           -----------    -----------     -----------     --------------      -----------
      Total stockholders' equity
        (deficiency)                       (1,877,614)     1,877,614         503,548                  -          503,548
                                           -----------    -----------     -----------     --------------      -----------
                                            $ 965,106     $ (591,192)      $ 704,994           $ 85,041       $ 1,163,949
                                           ===========    ===========     ===========     ==============      ===========

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)


(a) Utilized excess cash of $75,533 and borrowed $30,579 under the Exit Financing Facility to pay $106,112 (including accrued interest of $14,844) to the Company's pre-petition secured creditors.
(b) Reflects the discharge of pre-petition indebtedness of $2,393,273 (not including $106,112 in cash paid to pre-petition secured lenders) and cancellation of all outstanding shares of Old Common Stock, including all options and restricted stock, additional paid in capital, treasury stock, unearned stock compensation and other accumulated comprehensive loss.
(c) Reflects the issuance of 45,000,000 shares of New Common Stock and recognition of reorganization equity value of $503,548 as determined by the BEV Appraiser pursuant to the provisions of the Plan.
(d) Reflects the issuance of $200,942 principal amount of Second Lien Notes pursuant to the terms of the Plan, payment of a bonus to the Company's former Chief Executive Officer pursuant to the terms of the Plan of $5,873 and the payment of $4,427 of deferred financing costs. Cash payments were funded by borrowing $6,377 under the Exit Financing Facility.
(e) Reflects the adjustment of fixed assets to fair value of $129,357 as determined by the Asset Appraiser, intangible assets to fair value of $364,700 as determined by the Asset Appraiser, the recognition of deferred income tax liability of $82,011 and deferred tax assets of $4,427 related to the fair value adjustments noted above.
(f) Borrowed $2,244 under the Exit Financing Facility to pay certain administrative and priority claims of $2,015, tax claims of $114, the translation escrow account (subsequently released to the Company) of $100 and provide additional cash funds at closing of $15.
(g) Reflects the recording of an unfavorable contract commitment of $2,801 related to one of the Company's distribution facilities.
(h) Reflects adjustments of $22,494 to adjust inventory to fair value.

Note 6 - Business Segments and Geographic Information

         The Company operates in three business segments or groups: (i) Intimate Apparel Group; (ii) Sportswear Group; and (iii) Swimwear Group.

         The Intimate Apparel Group designs, manufactures, sources and markets moderate to premium priced intimate apparel and other products for women and better to premium priced men's underwear and loungewear under the Warner's(R), Olga(R), Body by Nancy Ganz(TM)/Bodyslimmers(R), Calvin Klein(R), Lejaby(R) and Rasurel(R) brand names. The Intimate Apparel Group also operates 31 retail stores including 11 full price Calvin Klein underwear retail stores in Asia, five full price Calvin Klein underwear retail stores in the United Kingdom, two Warnaco outlet stores in Canada and 13 Warnaco outlet retail stores in Europe.

         The Sportswear Group designs, sources and markets mass market to premium priced men's and women's sportswear under the Calvin Klein(R), Chaps by Ralph Lauren(R), A.B.S. by Allen Schwartz(R), Catalina(R) and White Stag(R) brand names.

         The Swimwear Group designs, manufactures, sources and markets moderate to premium priced swimwear, fitness apparel, swim accessories and related products under the Speedo(R)/Speedo Authentic Fitness(R), Anne Cole(R), Cole of California(R), Sunset Beach(R), Sandcastle(R), Catalina(R), White Stag(R), Lifeguard(R), Nautica(R) and Ralph Lauren(R) brand names. The Swimwear Group also operates 45 full price Speedo Authentic Fitness retail stores.

         The accounting policies of the segments are the same as those described in Note 2 - "Significant Accounting Policies". Balance sheet information by business segment is set forth below:

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)


                                          Intimate
                                          Apparel         Sportswear           Swimwear        Corporate/other        Total
                                       --------------  -----------------   -----------------  -------------------  ---------------

Total assets                               $ 376,574          $ 343,666           $ 294,622            $ 149,087      $ 1,163,949
                                       ==============  =================   =================  ===================  ===============

Property, plant and equipment              $  27,406          $  15,288           $ 29,551             $  57,112      $   129,357
                                       ==============  =================   =================  ===================  ===============

Intangible assets:
     Finite lived                          $   2,500          $  11,300           $   8,500            $       -      $    22,300
     Indefinite lived                        116,800            174,100              51,500                    -          342,400
     Reorganization value in excess
       of fair value of net assets                 -                  -                   -               34,142           34,142

                                              February 4,
Geographic information:                         2003
                                          -----------------

Property, plant and equipment:
     United States                               $ 118,548
     Canada                                          3,000
     Europe                                          5,922
     All other                                       1,887
                                          -----------------

                                                 $ 129,357
                                          =================



Note 7 - Deferred Income Taxes

            The components of deferred tax assets and liabilities as of February 4, 2003 are as follows:

Deferred Tax Assets:
Inventory                                          17,766
Post Retirement Benefits                           32,409
Advertising Credits                                12,155
Reserves and Accruals                              52,373
Net Operating Losses                               29,334
                                             -------------
     Subtotal                                     144,037
Valuation Allowances                             (126,654)
                                             -------------
     Subtotal                                      17,383
                                             =============

Deferred Tax Liabilities:
Depreciation and Amort.                            90,681
Other                                               6,278
                                             -------------
     Subtotal                                      96,959
                                             =============
Total                                             (79,576)
                                             =============

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

         The net deferred tax liability of $79,576 consisted of net deferred tax assets of $7,399 and net deferred tax liabilities of $86,975 at February 4, 2003.

         As of February 4, 2003, the Company had recorded a valuation allowance to reduce the amount of deferred tax assets created as a result of the fresh start accounting adjustments to an amount that the Company believes, based upon objectively verifiable evidence, is realizable. The future recognition of such amounts will first reduce reorganization value in excess of the fair value of net assets. Should the recognition of net deferred tax assets result in the elimination of reorganization value in excess of the fair value of net assets, any additional deferred tax asset recognition will reduce other intangible assets. Deferred tax assets recognized in excess of the carrying value of intangible assets will be treated as an increase to additional paid-in capital.

         In connection with the Company's emergence from bankruptcy, the Company realized an extraordinary gain on the extinguishment of debt of approximately $2,499,385. This gain will not be taxable since the gain resulted from the Company's reorganization under the Bankruptcy Code. However, for U.S. income tax reporting purposes, the Company will be required as of the beginning of its 2004 taxable year to reduce certain tax attributes, including (a) net operating loss carryforwards, (b) certain tax credit carryforwards, and (c) tax bases in assets, in a total amount equal to the gain on the extinguishment of debt. The reorganization of the Company on the Emergence Date constituted an ownership change under Section 382 of the Internal Revenue Code, and the use of any of the Company's net operating loss carryforwards and tax credit carryforwards generated prior to the ownership change that are not reduced pursuant to these provisions will be subject to an overall annual limitation of approximately $23,400. The actual amount of reduction in tax attributes for U.S. income tax reporting purposes will not be determined until 2004 and is therefore not reflected in the amounts disclosed in this note to the consolidated balance sheet.

         Before considering any reductions and limitations discussed above, at February 4, 2003, the Company has U.S. net operating loss carryforwards of $1,166,500 with expiration dates from 2003 through 2022. In addition, the Company has alternative minimum tax credits of $2,270 which have no expiration date. The Company's $630 of other tax credit carryforwards will expire in years 2005 through 2007.

         At February 4, 2003, the Company has foreign net operating loss carryforwards of approximately $85,400. A valuation allowance of $29,334 has been established against these net operating loss carryforwards to reduce them to the amount that will more likely than not be realized.

         At February 4, 2003, prepaid expenses and other current assets includes current income taxes receivable of $10,031 (of which $6,896 relates to foreign entities), and current liabilities include income taxes payable of $28,140 (of which $14,781 relates to foreign entities).

Note 8 - Employee Retirement Plans

         The Pension Plan covers substantially all full time non-union domestic employees and certain domestic employees covered by a collective bargaining agreement. The Pension Plan is noncontributory and benefits are based upon years of service. The Company also has defined benefit health care and life insurance plans that provide postretirement benefits to certain retired employees ("Other Benefit Plans"). The Other Benefit Plans are, in most cases, contributory with retiree contributions adjusted annually. Effective January 1, 2003, the Pension Plan was amended such that participants in the Pension Plan will not earn any additional pension benefits after December 31, 2002. The Pension Plan was under-funded at February 4, 2003. The accrued Pension Plan liability of $75,955 (of which $66,635 is included in other long-term liabilities and $9,320 is included in current accrued liabilities at February 4, 2003) represents the present value of the future benefit obligations in excess of the fair value of plan assets at February 4, 2003. Contributions

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

to the Pension Plan will be $9,320 in fiscal 2003 which is included in accrued liabilities and are estimated to be approximately $45,576 over the next five years.

         A summary of Pension Plan and Other Benefit Plan liabilities as of February 4, 2003 is as follows:


                                             Pension          Other Benefit
                                               Plan               Plans
                                         -----------------   ----------------

Benefit obligation                              $ 157,717            $ 4,521

Plan assets                                        81,762                  -
                                         -----------------   ----------------

Accrued benefit cost                            $  75,955            $ 4,521
                                         =================   ================


         A summary of the assumptions used to determine the Pension Plan and Other Benefit Plan liabilities are as follows:

         Discount rate                               5.3%
         Expected return on plan assets              7.0%

         The Company also sponsors a defined contribution plan for substantially all of its domestic employees. Employees can contribute to the plan, on a pre-tax and after-tax basis, a percentage of their qualifying compensation up to the allowable legal limits. The Company contributes amounts equal to 35.0% of the first 6.0% of employee contributions effective January 1, 2003.

Note 9 - Inventories

                          February 4,
                              2003
                        -----------------

Finished goods                 $ 266,061
Work in process                   68,914
Raw materials                     45,843
                        -----------------
                                 380,818
Less: reserves                   (32,785)
                        -----------------

                               $ 348,033
                        =================



Note 10 - Property, Plant and Equipment

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)


                                              February 4,
                                                  2003
                                            -----------------

Land and land improvements                   $         1,305
Building and building improvements                    23,071
Furniture and fixtures                                15,813
Machinery and equipment                               32,072
Computer hardware and software                        56,778
Construction in progress                                 318
                                            -----------------
Property, plant and equipment                $       129,357
                                            =================

Note 11 - Intangible Assets

                                         February 4,              Useful
                                            2003                   Life
                                        ---------------      -------------------
Indefinite lived intangible assets:
    Trademarks                               $ 202,500
    Licenses in perpetuity                     139,900

Finite lived intangible assets:
    Licenses for a term                          9,700             71 months
    Sales order backlog                         12,600              6 months
                                        ---------------

Intangible assets                            $ 364,700
                                        ===============

         Amortization expense related to finite lived intangible assets for fiscal 2003 will be approximately $14,102 and will be $1,639 for each of the next five years.


Note 12 - Debt


Exit Financing Facility                      $  39,200
GECC debt                                        4,890
Second Lien Notes                              200,942
Capital lease obligations                        1,420
                                        ---------------

                                               246,452
Current portion                                (44,250)
                                        ---------------

    Total long-term debt                     $ 202,202
                                        ===============



         Stated maturities of long-term debt at February 4, 2003 were:

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

                                                  Exit           Second                     Capitalized
                                                Financing         Lien           GECC          lease
              Year              Total           Facility         Notes           debt       obligations
              ----           --------------    ------------  ---------------  ------------  -------------

    2003                       $     5,050       $       -         $      -       $ 4,890        $   160
    2004                            40,502               -           40,189             -            313
    2005                            40,502               -           40,189             -            313
    2006                            40,501               -           40,188             -            313
    2007                            79,709          39,200           40,188             -            321
    2008 and thereafter             40,188               -           40,188             -              -
                             --------------    ------------  ---------------  ------------  -------------

                               $   246,452        $ 39,200         $200,942       $ 4,890        $ 1,420
                             ==============    ============  ===============  ============  =============



Exit Financing Facility

         On the Emergence Date the Company entered into a $275,000 Senior Secured Revolving Credit Facility (the "Exit Financing Facility"). The Exit Financing Facility provides for a four-year, non-amortizing revolving credit facility. The Exit Financing Facility includes provisions that allow the Company to increase the maximum available borrowing from $275,000 to $325,000, subject to certain conditions (including obtaining the agreement of existing or new lenders to commit to lend the additional amount). Borrowings under the Exit Financing Facility bear interest at Citibank's base rate plus 1.50% (5.75% at February 4, 2003) or at the London Interbank Offered Rate ("LIBOR") plus 2.50% (approximately 3.9% at February 4, 2003). Pursuant to the terms of the Exit Financing Facility, the interest rate the Company will pay on its outstanding loans will decrease by as much as 0.5% in the event the Company achieves certain defined ratios. The Exit Financing Facility contains financial covenants that, among other things, require the Company to maintain a fixed charge coverage ratio above a minimum level, a leverage ratio below a maximum level and limit the amount of the Company's capital expenditures. In addition, the Exit Financing Facility contains certain covenants that, among other things, limit investments and asset sales, prohibit the payment of dividends (subject to limited exceptions) and prohibit the Company from incurring material additional indebtedness. Initial borrowings under the Exit Financing Facility on the Emergence Date were $39,200. The Exit Financing Facility is secured by substantially all of the domestic assets of the Company.

Second Lien Notes

         In accordance with the Plan, on the Emergence Date, the Company issued $200,942 of New Warnaco Second Lien Notes due 2008 (the "Second Lien Notes") to certain pre-petition creditors and others in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 1145(a) of the Bankruptcy Code. The Second Lien Notes mature on February 4, 2008, subject to, in certain instances, earlier repayment in whole or in part. The Second Lien Notes bear an annual interest rate (9.5% at February 4, 2003) which is the greater of (i) 9.5% plus a margin (initially 0%, and beginning on August 4, 2003, 0.5% is added to the margin every six months); and
(ii) LIBOR plus 5.0% plus a margin (initially 0%, and beginning on August 4, 2003, 0.5% is added to the margin every six months). The indenture pursuant to which the Second Lien Notes were issued contains certain covenants that, among other things, limit investments and asset sales, prohibit the Company from paying dividends (subject to limited exceptions) and incurring material additional indebtedness. The Second Lien Notes are guaranteed by most of the Company's domestic subsidiaries and the obligations under such guarantee, together with the Company's obligations under the Second Lien Notes, are secured by a second priority lien on substantially the same assets which secure the Exit Financing Facility. The Second Lien Notes are payable in equal annual installments of $40,188 beginning in April 2004 through April 2008. Second Lien Note principal payments can only be made if the Company achieves a defined certain

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

fixed charge coverage ratio and has additional borrowing availability, after the principal payment, of $75,000 or more under the Exit Financing Facility.

GECC

         On June 12, 2002, the Bankruptcy Court approved the Predecessor's settlement of certain operating lease agreements with General Electric Capital Corporation ("GECC"). The leases had original terms from three to seven years and were secured by certain equipment, machinery, furniture, fixtures and other assets. The terms of the settlement agreement require the Company to make payments to GECC totaling $15,200. The net present value of the remaining GECC payments of $4,890 is classified with the current portion of long-term debt at February 4, 2003. Remaining amounts payable to GECC will be paid in monthly installments of $750 including interest through November 2003. Obligations to GECC are secured by first priority liens on the applicable assets.

Other Debt

         Certain of the Company's foreign subsidiaries are parties to capital lease obligations related to certain facilities and equipment. The total amount of capital lease obligations outstanding at February 4, 2003 related to these leases was approximately $1,420, of which $160 and $1,260 are included with short-term and long-term debt, respectively.



Note 13 - Commitments and Contingencies

License Agreements

The Company has license agreements with the following minimum guaranteed royalty payments:


                                  Mimimum
         Year                    Royalty (a)
         ----                    -----------

2003                              $ 22,044
2004                                22,789
2005                                25,527
2006                                25,961
2007                                24,718
2008 and thereafter                261,255


(a) Includes all minimum royalty obligations. Some of the Company's license agreements have no expiration date or extend beyond 20 years. The duration of these agreements for purposes of this item is assumed to be 20 years. Variable based minimum royalty obligations are based upon payments for the most recent fiscal year.

         Although the specific terms of each of the Company's license agreements vary, generally such agreements provide for minimum royalty payments and/or royalty payments based upon a percentage of net sales. Such license agreements also generally grant the licensor the right to approve any designs marketed by the licensee.

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

         Certain of the Company's license agreements with third parties will expire by their terms over the next several years. There can be no assurance that the Company will be able to negotiate and conclude extensions of such agreements on similar economic terms.

Employment Agreement

         On April 15, 2003, the Company announced that it had named Joseph R. Gromek as its President and Chief Executive Officer and that it had elected him to the Board of Directors, effective as of the date of such announcement. Mr. Gromek succeeded Mr. Alvarez who had served as the Company's President and Chief Executive Officer since November 16, 2001.

         In connection with Mr. Gromek's employment, the Company entered into an employment agreement, dated April 14, 2003 (the "Gromek Agreement"), with Mr. Gromek. The Gromek Agreement has an initial two-year term which commenced on April 15, 2003, with automatic one-year renewals thereafter unless notice of termination is given at least 180 days prior to the date on which the term would otherwise expire. Under the Gromek Agreement, Mr. Gromek will receive a base salary of $900 per year for the initial two-year term and employee benefits and perquisites consistent with those provided to other senior executives of the Company. In addition, Mr. Gromek's agreement provides for a target bonus opportunity equal to 100% of his base salary (prorated for partial years) and a guaranteed bonus for the 2003 fiscal year of no less than 50% of his base salary. Pursuant to the terms of the Gromek Agreement, the Company granted to Mr. Gromek 150,000 restricted shares of New Common Stock and a ten-year option to purchase 600,000 shares of New Common Stock, each award to be made under the Company's equity incentive plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these equity awards will vest with respect to 25% of the shares on each September 12, provided Mr. Gromek is employed by the Company on each date, and will become fully vested if a Change in Control (as defined in the Gromek Agreement) occurs during the term of the Gromek Agreement. If Mr. Gromek's employment with the Company is terminated either by the Company without Cause (as defined in the Gromek Agreement) or by Mr. Gromek for Good Reason (as defined in the Gromek Agreement), Mr. Gromek will be entitled to (1) salary continuation and participation in welfare benefit plans for 12 months, (2) a pro rata bonus for the fiscal year in which the termination occurs and (3) immediate vesting of 50% of the remaining unvested shares of the restricted stock award that are outstanding as of the date of such termination. If Mr. Gromek is terminated because the Company chooses not to renew a term, Mr. Gromek will be entitled to salary continuation and participation in welfare benefit plans for six months. If Mr. Gromek's employment with the Company is terminated by the Company without Cause or by Mr. Gromek for Good Reason within one year following a Change in Control, Mr. Gromek is entitled to (1) salary continuation and participation in welfare benefit plans for 18 months and (2) a pro rata bonus for the fiscal year in which such termination occurs. In order for Mr. Gromek to receive severance benefits, he will be required to execute a release of claims against the Company and its affiliates, and the Company will execute a release (with certain exceptions) of claims against Mr. Gromek. Under the terms of the Gromek Agreement, Mr. Gromek is bound by a perpetual confidentiality covenant, a post-termination non-competition covenant and a post-termination non-solicitation covenant.


Consulting Agreement

         During Fiscal 2001, the Predecessor entered into an employment agreement with its President and Chief Executive Officer, Mr. Antonio C. Alvarez
II. The employment agreement, as amended, was replaced in conjunction with the consummation of the Plan by a consulting agreement with Alvarez & Marsal Inc. ("A&M"). On January 29, 2003, the Predecessor entered a consulting agreement with A&M (as supplemented by a March 18, 2003 letter agreement, the "Consulting Agreement") pursuant to which Mr. Alvarez and Mr. James P. Fogarty will continue to serve the Company as Chief Executive Officer and Chief Financial Officer, respectively. Certain other A&M affiliated persons will continue serving the Company in a consulting capacity. The Consulting Agreement was effective on February 4, 2003 and may be terminated by either party, without cause, upon 30 days' written notice. Upon commencement of employment of a New

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

Chief Executive Officer ("New CEO") or Chief Financial Officer ("New CFO"), Mr. Alvarez and Mr. Fogarty are obligated to provide transitional assistance to the New CEO and New CFO, respectively, as reasonably required by the Company. The Consulting Agreement provides that the Company will pay A&M on account of Mr. Alvarez's service as follows: (i) $125 per month for 15 days after the commencement of the employment of the New CEO; and (ii) after the period described above $0.750 per hour of transition services provided by Mr. Alvarez. The Consulting Agreement further provides that the Company will pay A&M on account of Mr. Fogarty's service at the rate of $0.475 per hour. Moreover, A&M is eligible to receive the following incentive compensation under terms of the Consulting Agreement: (i) additional payments upon the consummation of certain transactions and (ii) participation in the Company's incentive compensation program for the periods Mr. Alvarez and Mr. Fogarty serve as Chief Executive Officer and Chief Financial Officer, respectively. Incentive compensation payable to A&M upon the consummation of certain transactions is not currently determinable because it is contingent upon future events which may or may not occur. Mr. Fogarty and Mr. Alvarez are bound by certain confidentiality, indemnification and non-solicitation obligations under the terms of the Consulting Agreement.

 Operating Leases

         The Company is a party to various lease agreements for equipment, real estate, furniture, fixtures and other assets, which expire at various dates through 2020. Under these agreements, the Company is required to pay various amounts including property taxes, insurance, maintenance fees and other costs. The following is a schedule of future minimum rental payments required under operating leases with terms in excess of one year, as of February 4, 2003:


                        Rental Payments
                    -------------------------
Year                 Real Estate  Equipment
----                 -----------  ---------

2003                  $ 17,883         $ 868
2004                    14,735            55
2005                     9,382            35
2006                     6,361            25
2007                     4,842            13
2008 and thereafter     35,401             -

         The Company leases certain real property from an entity controlled by an employee who is the former owner of A.B.S. by Allen Schwartz. The lease expires on May 31, 2005 and includes four five-year renewal options. Minimum rental obligations under this lease total approximately $500 per year through May 2005 and are included in the future minimum real estate rental payments above.


Note 14 - Financial Instruments

         The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

         Accounts Receivable: The carrying amount of the Company's accounts receivable approximates fair value.

         Marketable Securities: Marketable securities are stated at fair value based on quoted market prices.

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

         Exit Financing Facility: The carrying amounts under the Exit Financing Facility are recorded at the nominal amount which approximates its fair value because of the short-term nature of the obligation and variable interest rate.

         Second Lien Notes: The carrying amount of the Second Lien Notes approximates the fair value as the Second Lien Notes have traded in certain secondary trading markets at approximately par value following the Emergence Date.

         Other long-term debt: The carrying amount of the Company's other long-term debt is recorded at the nominal amount which approximates its fair value because the interest rate on the outstanding debt is variable, there are no prepayment penalties and, in the case of the GECC debt, the obligation is short-term in nature.

         Letters of credit: Letters of credit collateralize the Company's obligations to third parties and have terms ranging from 30 days to one year. The fees payable related to such letters of credit are reasonable estimates of their fair value since the Company is not obligated to perform under the letters of credit unless the beneficiary performs under the terms of the letters of credit. At February 4, 2003, the Company had standby and outstanding letters of credit of $14,566 and $73,264, respectively. Fees related to the letters of credit are charged at 2.5% of the average balance of standby and outstanding letters of credit.

         The carrying amounts and fair value of the Company's financial instruments as of February 4, 2003, are as follows:

                                       February 4, 2003
                             -------------------------------------
                                    Carrying              Fair
                                     Amount              Value
                                     ------              -----

Accounts receivable                 $ 213,048           $ 213,048
Exit Financing Facility                39,200              39,200
Second Lien Notes                     200,942             200,942
Other long-term debt                    6,310               6,310
Fees on letters of credit                   -               2,196

Note 15 - Legal Matters

         Shareholder Class Actions: Between August 22, 2000 and October 26, 2000, seven putative class action complaints were filed in the U.S. District Court for the Southern District of New York (the "District Court") against the Company and certain of its officers and directors (the "Shareholder I Class Action"). The complaints, on behalf of a putative class of shareholders of the Company who purchased the Old Common Stock between September 17, 1997 and July 19, 2000 (the "Class Period"), allege, inter alia, that the defendants violated the Exchange Act by artificially inflating the price of the Old Common Stock and failing to disclose certain information during the Class Period.

         On November 17, 2000, the District Court consolidated the complaints into a single action, styled In Re The Warnaco Group, Inc. Securities Litigation, No. 00-Civ-6266 (LMM), and appointed a lead plaintiff and approved a lead counsel for the putative class. A second amended consolidated complaint was filed on May 31, 2001. On October 5, 2001, the defendants other than the Company filed a motion to dismiss based upon, among other things, the statute of limitations, failure to state a claim and failure to plead fraud with the requisite particularity. On April 25, 2002, the District Court granted the motion to dismiss this action based on the statute of limitations. On May 10, 2002, the

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

plaintiffs filed a motion for reconsideration in the District Court. On May 24, 2002, the plaintiffs filed a notice of appeal with respect to such dismissal. On July 23, 2002, plaintiffs' motion for reconsideration was denied. On July 30, 2002, the plaintiffs voluntarily dismissed, without prejudice, their claims against the Company. On October 2, 2002, the plaintiffs filed a notice of appeal with respect to the District Court's entry of a final judgment in favor of the individual defendants.

         Between April 20, 2001 and May 31, 2001, five putative class action complaints against the Company and certain of its officers and directors were filed in the District Court (the "Shareholder II Class Action"). The complaints, on behalf of a putative class of shareholders of the Company who purchased the Old Common Stock between September 29, 2000 and April 18, 2001 (the "Second Class Period"), allege, inter alia, that defendants violated the Exchange Act by artificially inflating the price of the Old Common Stock and failing to disclose negative information during the Second Class Period.

         On August 3, 2001, the District Court consolidated the actions into a single action, styled In Re The Warnaco Group, Inc. Securities Litigation (II), No. 01 CIV 3346 (MCG), and appointed a lead plaintiff and approved a lead counsel for the putative class. A consolidated amended complaint was filed against certain current and former officers and directors of the Company, which expanded the Second Class Period to encompass August 16, 2000 to June 8, 2001. The amended complaint also dropped the Company as a defendant, but added as defendants certain outside directors. On April 18, 2002, the District Court dismissed the amended complaint, but granted plaintiffs leave to replead. On June 7, 2002, the plaintiffs filed a second amended complaint, which again expanded the Second Class Period to encompass August 15, 2000 to June 8, 2001. On June 24, 2002, the defendants filed motions to dismiss the second amended complaint. On August 21, 2002, the plaintiffs filed a third amended complaint adding the Company's current independent auditors as a defendant.

         Neither the Shareholder I Class Action nor Shareholder II Class Action has had, or will have, a material adverse effect on the Company's financial condition, results of operations or business.

         Speedo Litigation: On September 14, 2000, Speedo International, Ltd. filed a complaint in the U.S. District Court for the Southern District of New York, styled Speedo International Limited v. Authentic Fitness Corp., et. al., No. 00 Civ. 6931 (DAB) (the "Speedo Litigation"), against The Warnaco Group, Inc. and various other Warnaco entities (the "Warnaco Defendants") alleging claims, inter alia, for breach of contract and trademark violations (the "Speedo Claims"). The complaint sought, inter alia, termination of certain licensing agreements, injunctive relief and damages.

         On November 8, 2000, the Warnaco Defendants filed an answer and counterclaims against Speedo International, Ltd. seeking, inter alia, a declaration that the Warnaco Defendants have not engaged in trademark violations and are not in breach of the licensing agreements, and that the licensing agreements in issue (the "Speedo Licenses") may not be terminated.

         On or about October 30, 2001, Speedo International, Ltd. filed a motion in the Bankruptcy Court seeking relief from the automatic stay to pursue the Speedo Litigation in the District Court, and have its rights determined there through a jury trial (the "Speedo Motion"). The Debtors opposed the Speedo Motion, and oral argument was held on February 21, 2002. On June 11, 2002, the Bankruptcy Court denied the Speedo Motion on the basis that inter alia, (i) the Speedo Motion was premature and (ii) the Bankruptcy Court has core jurisdiction over resolution of the Speedo Claims.

         On November 25, 2002, the Warnaco Defendants entered into a settlement agreement with Speedo International, Ltd. to resolve the Speedo Claims on a final basis (the "Speedo Settlement Agreement"). On December 13, 2002, the Bankruptcy Court entered an order approving the Speedo Settlement Agreement and the Speedo Litigation was subsequently dismissed with prejudice.

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (Dollars in thousands, except share amounts)

         The Speedo Settlement Agreement provided for (a) a total payment by the Company to Speedo International, Ltd. in the amount of $2,558 in settlement of disputed claims; (b) the assignment by the Company to Speedo International, Ltd. of certain domain names; (c) an amendment to the Speedo Licenses and related agreements (which remain in full force and effect for a perpetual term) to clarify certain contractual provisions therein; (d) the execution of a separate Web Site Agreement to govern the use of the Speedo mark in connection with the web site operated by the Company; and (e) full mutual releases in favor of each of the parties. The settlement of the Speedo Litigation did not have a material adverse effect on the Company's financial condition, results of operations or business.

         Wachner Claim: On January 18, 2002, Mrs. Linda J. Wachner, former President and Chief Executive Officer of the Company, filed a proof of claim in the Chapter 11 Cases related to the post-petition termination of her employment with the Company asserting an administrative priority claim in excess of $25,000 (the "Wachner Claim"). The Debt Coordinators for the Company's pre-petition lenders, the Official Committee of Unsecured Creditors and the Company objected to the Wachner Claim. On November 15, 2002, the parties entered into a settlement agreement (the "Wachner Settlement"), pursuant to which Mrs. Wachner would receive, in full settlement of the Wachner Claim, the following: (a) an Allowed Unsecured Claim in connection with the termination of her employment agreement in the amount of $3,500 (which would be satisfied under the Plan by a distribution of its pro rata share of New Common Stock having a value of approximately $250 at the time of distribution); and (b) an Allowed Administrative Claim of $200 (which was satisfied by a cash payment of such amount upon confirmation of the Plan). The Wachner Settlement Agreement was approved by the Bankruptcy Court on December 13, 2002.

         SEC Investigation: As previously disclosed, the staff of the Securities and Exchange Commission (the "SEC") has been conducting an investigation to determine whether there have been any violations of the Exchange Act in connection with the preparation and publication by the Company of various financial statements and other public statements. On July 18, 2002, the SEC staff informed the Company that it intends to recommend that the SEC authorize an enforcement action against the Company and certain persons who have been employed by or affiliated with the Company since prior to the periods covered by the Company's previous restatements of its financial results alleging violations of the federal securities laws. The SEC staff invited the Company to make a Wells Submission describing the reasons why no such action should be brought. On September 3, 2002, the Company filed its Wells Submission and is continuing discussions with the SEC staff as to a settlement of this investigation. The Company does not expect the resolution of this matter as to the Company to have a material effect on the Company's financial condition, results of operation or business.

         Chapter 11 Cases: For a discussion of proceedings under Chapter 11 of the Bankruptcy Code, see Note 1.

         In addition to the above, from time to time, the Company is involved in arbitrations or legal proceedings that arise in the ordinary course of its business. The Company cannot predict the timing or outcome of these claims and proceedings. Currently, the Company is not involved in any arbitration and/or legal proceeding that it expects to have a material effect on its business, financial condition or results of operations.